EXHIBIT 99.1
Citizens Community Bancorp, Inc. Reports First Quarter 2025 Earnings of $0.32 Per Share; Book Value Per Share Up 8% and Tangible Book Value Per Share Up 10% Since March 31, 2024, After Annual Dividend Payment of $0.36 Per Share
EAU CLAIRE, WI, April 28, 2025 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $3.2 million and earnings per diluted share of $0.32 for the first quarter ended March 31, 2025, compared to $2.7 million and earnings per diluted share of $0.27 for the fourth quarter ended December 31, 2024, and $4.1 million and $0.39 earnings per diluted share for the quarter ended March 31, 2024, respectively.
The Company’s first quarter 2025 operating results reflected the following changes from the fourth quarter of 2024: (1) decrease in net interest income of $0.1 million as two fewer days in the quarter were largely offset by an increase in the net interest margin of 6 basis points; (2) a smaller negative provision for credit losses of $0.3 million compared to $0.5 million in the fourth quarter; (3) higher non-interest income of $0.6 million primarily due to $0.5 million higher gain on sale of loans and $0.3 million higher net gains on sale of equity securities in the first quarter of 2025; and (4) lower non-interest expense primarily due to lower compensation and related benefits of $0.2 million and lower losses on repossessed assets of $0.2 million.
Book value per share improved to $18.02 at March 31, 2025, compared to $17.94 at December 31, 2024, and $16.61 at March 31, 2024. Tangible book value per share (non-GAAP)1 was $14.79 at March 31, 2025, compared to $14.69 at December 31, 2024, and a 10.1% increase from $13.43 at March 31, 2024. For the first quarter of 2025, tangible book value was positively impacted by (1) net income, (2) the impact of lower long-term interest rates which decreased the net unrealized loss on the available for sale securities portfolio, and (3) amortization of intangibles which were largely offset by the payment of the annual $0.36 per share dividend. Stockholders’ equity as a percentage of total assets was 10.12% at March 31, 2025, compared to 10.24% at December 31, 2024. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 decreased modestly to 8.45% at March 31, 2025, compared to 8.54% at December 31, 2024, largely due to the payment of the dividend.
“I am pleased with results in a quarter that is seasonally the slowest for us because of winter. The balance sheet is well positioned for the remainder of 2025 with strong capital and liquidity positions, strong ACL reserves and credit metrics in our historical range. Our TCE at 8.5% provides a cushion for uncertainty like we have seen thus far in 2025 and for share repurchases. Our liquidity position, including the loan to deposit ratio below 90% is expected to support quality, well priced loan growth in the low to mid-single digit percentages with strategic, relationship borrowers. Our markets remain stable with unemployment below national averages and tariff exposure appears to be indirect should this risk persist. We believe loan repricing and originations will benefit our net-interest margin expansion, especially in the second half of 2025, and throughout 2026, as well as will the impact of deposit repricing,” stated Stephen Bianchi, Chairman, President, and Chief Executive Officer.

March 31, 2025, Highlights:
•Quarterly earnings were $3.2 million, or $0.32 per diluted share for the quarter ended March 31, 2025, an increase compared to earnings of $2.7 million, or $0.27 per diluted share for the quarter ended December 31, 2024, and a decrease from $4.1 million, or $0.39 per diluted share for the quarter ended March 31, 2024.

•Net interest income decreased $0.1 million to $11.6 million for the current quarter ended March 31, 2025, from $11.7 million for the quarter ended December 31, 2024, and from $11.9 million for the quarter ended March 31, 2024. The decrease in net interest income from the fourth quarter of 2024 was primarily due to two fewer days in the quarter which was mostly offset by an increase in net interest margin of six basis points.

•The net interest margin increased to 2.85%, primarily due to lower deposit costs. The net interest margin increase in the first quarter of 2025 was negatively impacted by three basis points from lower deferred fee accretion compared to the fourth quarter of 2024 due to lower payoffs in the first quarter of 2025.

•Negative provision for credit losses of $0.25 million, $0.45 million, and $0.80 million were recorded during the quarters ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively. The first quarter’s negative provision was due to decreases in on-balance sheet allowance for credit losses (“ACL”) of $0.35 million partially offset by a $0.10 million increase in off-balance sheet ACL due to an increase in unfunded loan commitments.

•Non-interest income increased by $0.6 million in the first quarter of 2025 to $2.6 million from $2.0 million the prior quarter due to $0.5 million of higher gain on sale of loans, $0.3 million of higher net gains on equity securities partially offset by lower loan fees and service charges of $0.2 million due to lower customer activity. Total non-interest income for the quarter ended March 31, 2025, was $0.7 million lower than first quarter 2024 primarily due to lower gain on sale of loans and net realized gains on debt securities.

•Non-interest expense decreased $0.3 million to $10.5 million from $10.8 million for both the fourth quarter of 2024 and the first quarter of 2024. The $0.3 million decrease in non-interest expense compared to the linked quarter was largely due to lower compensation due to lower incentive costs and lower losses on repossessed assets, partially offset by higher other expense. The $0.3 million decrease from the first quarter of 2024 was due to a $0.4 million decrease in other expenses resulting from lower SBA recourse reserve expense.

•Loans receivable decreased $16.3 million during the first quarter ended March 31, 2025, to $1.353 billion compared to the prior quarter end, largely due to the seasonal impact of lower activity.
•Total deposits increased $35.5 million during the quarter ended March 31, 2025, to $1.524 billion. Total deposit growth reflected the seasonal growth in municipal deposits of $20.8 million, which typically decreases in the middle two quarters before increasing in the fourth quarter. Growth in retail and commercial areas was partially offset by the reduction of $6.3 million in wholesale deposits due to reduction in brokered deposits.

•The last remaining Federal Home Loan Bank advance was repaid in the quarter, resulting in no advances at March 31, 2025, down from $5.0 million at December 31, 2024, and $39.5 million one year earlier.

•The effective tax rate was 19.6% for the quarter ended March 31, 2025, compared to 19.5% for the quarter ended December 31, 2024, and 21.3% for the quarter ended March 31, 2024.

•Nonperforming assets increased $0.3 million during the quarter to $14.5 million at March 31, 2025, compared to $14.2 million at December 31, 2024.

•Special mention loans increased $6.5 million to $15.0 million at March 31, 2025, from $8.5 million in the previous quarter. The increase was largely due to one C&I relationship that showed weaker cash flow than expected.

•The efficiency ratio was 73% for the quarter ended March 31, 2025, compared to 76% for the quarter ended December 31, 2024.
Balance Sheet and Asset Quality
Total assets increased by $31.4 million during the quarter to $1.780 billion at March 31, 2025.
Cash increased $50.0 million due to the growth in deposits and loan shrinkage growing our balances at the Federal Reserve.
Securities available for sale (“AFS”) decreased $3.2 million during the quarter ended March 31, 2025, to $139.6 million from $142.9 million at December 31, 2024. The decrease was due to principal repayments of $2.6 million, and a corporate debt security maturity of $2.5 million, partially offset by lower pre-tax unrealized losses of $1.9 million.
Securities held to maturity (“HTM”) decreased $1.2 million to $84.3 million during the quarter ended March 31, 2025, from $85.5 million at December 31, 2024, due to principal repayments.
The on-balance sheet liquidity ratio, which is defined as the fair market value of AFS and HTM securities that are not pledged and cash on deposit with other financial institutions, was 14.38% of total assets at March 31, 2025, compared to 11.75% at December 31, 2024. On-balance sheet liquidity collateralized new borrowing capacity and uncommitted federal funds borrowing availability was $852 million, or 314%, of uninsured and uncollateralized deposits at March 31, 2025, and $725 million, or 273%, at December 31, 2024.
Loans receivable decreased $16.3 million during the first quarter ended March 31, 2025, to $1.353 billion compared to the prior quarter end, largely due to the seasonal impact of lower origination and funding activity.
The office loan portfolio consisting of seventy-two loans totaled $28 million at March 31, 2025, compared to seventy-one loans totaling $28 million at December 31, 2024. Criticized loans in the office loan portfolio for the quarter ended March 31, 2025, totaled $0.5 million, the same amount at December 31, 2024, and there have been no charge-offs in the trailing twelve months.
The allowance for credit losses on loans decreased by $0.34 million to $20.2 million at March 31, 2025, representing 1.49% of total loans receivable compared to 1.50% of total loans receivable at December 31, 2024. For the quarter ended March 31, 2025, the Bank recorded a negative provision of $0.25 million which included a negative provision on ACL for loans of $0.35 million, partially offset by a provision of $0.10 million on ACL for unfunded commitments due to an increase in unfunded commitments. 30-89 day loan delinquencies decreased to 0.15% of total loans at March 31, 2025, compared to a 0.33% delinquency ratio at December 31, 2024. The Bank had $0.007 million of net recoveries in the first quarter.

Allowance for Credit Losses (“ACL”) - Loans Percentage
(in thousands, except ratios)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Loans, end of period	$1,352,728	$1,368,981	$1,424,828	$1,428,588
Allowance for credit losses - Loans	$20,205	$20,549	$21,000	$21,178
ACL - Loans as a percentage of loans, end of period	1.49%	1.50%	1.47%	1.48%

In addition to the ACL - Loans, the Company has established an ACL - Unfunded Commitments of $0.435 million at March 31, 2025, $0.334 million at December 31, 2024, and $0.975 million at March 31, 2024, classified in other liabilities on the consolidated balance sheets.

Allowance for Credit Losses - Unfunded Commitments:
(in thousands)

	March 31, 2025 and Three Months Ended	December 31, 2024 and Three Months Ended	March 31, 2024 and Three Months Ended
ACL - Unfunded commitments - beginning of period	$334	$460	$1,250
(Reductions) additions to ACL - Unfunded commitments via provision for credit losses charged to operations	101	(126)	(275)
ACL - Unfunded commitments - end of period	$435	$334	$975
Special mention loans increased by $6.5 million to $15.0 million at March 31, 2025, compared to $8.5 million at December 31, 2024. The increase was largely due to one C&I relationship as noted earlier.
Substandard loans increased by $0.7 million to $19.6 million at March 31, 2025, compared to $18.9 million at December 31, 2024.
Nonperforming assets increased modestly by $0.3 million to $14.5 million at March 31, 2025, compared to $14.2 million at December 31, 2024.

	(in thousands)
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Special mention loan balances	$14,990	$8,480	$11,047	$8,848	$13,737
Substandard loan balances	19,591	18,891	21,202	14,420	14,733
Criticized loans, end of period	$34,581	$27,371	$32,249	$23,268	$28,470

Deposit Portfolio Composition
(in thousands)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Consumer deposits	$861,746	$852,083	$844,808	$822,665	$827,290
Commercial deposits	423,654	412,355	406,095	395,148	400,910
Public deposits	211,261	190,460	176,844	187,698	202,175
Wholesale deposits	26,993	33,250	92,920	114,033	97,114
Total deposits	$1,523,654	$1,488,148	$1,520,667	$1,519,544	$1,527,489
At March 31, 2025, the deposit portfolio composition was 56% consumer, 28% commercial, 14% public, and 2% wholesale deposits compared to 57% consumer, 28% commercial, 13% public, and 2% wholesale deposits at December 31, 2024.

Deposit Composition By Type
(in thousands)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Non-interest-bearing demand deposits	$253,343	$252,656	$256,840	$255,703	$248,537
Interest-bearing demand deposits	386,302	355,750	346,971	353,477	361,278
Savings accounts	167,614	159,821	169,096	170,946	177,595
Money market accounts	370,741	369,534	366,067	370,164	387,879
Certificate accounts	345,654	350,387	381,693	369,254	352,200
Total deposits	$1,523,654	$1,488,148	$1,520,667	$1,519,544	1,527,489
Uninsured and uncollateralized deposits were $271.7 million, or 18% of total deposits, at March 31, 2025, and $265.4 million, or 18% of total deposits, at December 31, 2024. Uninsured deposits alone at March 31, 2025, were $444.4 million, or 29% of total deposits, and $428.0 million, or 29% of total deposits at December 31, 2024.
The last remaining Federal Home Loan Bank advance was repaid in the quarter, resulting in no advances at March 31, 2025, down from $5.0 million at December 31, 2024, and $39.5 million one year earlier.
No common stock was repurchased in the first quarter of 2025. There are 238 thousand shares remaining available to repurchase under the July 2024 Board of Director repurchase authorization.

Review of Operations
Net interest income decreased $0.1 million for the quarter ended March 31, 2025, to $11.6 million from $11.7 million for the quarter ended December 31, 2024, and decreased $0.3 million from $11.9 million for the quarter ended March 31, 2024. The decrease in net interest income compared to the fourth quarter of 2024 was primarily due to two fewer days of interest income or approximately $0.2 million, the impact of smaller average assets of $0.2 million, offset by an increase in net interest margin of six basis points or $0.3 million. The net interest margin increase was negatively impacted by 3 basis points due to lower deferred fee accretion compared to the fourth quarter resulting from lower loan payoffs.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	March 31, 2025		December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$11,594	2.85%	$11,708	2.79%	$11,285	2.63%	$11,576	2.72%	$11,905	2.77%
Less accretion for PCD loans	(36)	(0.01)%	(42)	(0.01)%	(45)	(0.01)%	(62)	(0.01)%	(75)	(0.02)%
Less scheduled accretion interest	(33)	(0.01)%	(33)	(0.01)%	(33)	(0.01)%	(32)	(0.01)%	(33)	(0.01)%
Without loan purchase accretion	$11,525	2.83%	$11,633	2.77%	$11,207	2.61%	$11,482	2.70%	$11,797	2.74%

The table below shows the impact of certificate, loan and securities contractual fixed rate maturing and repricing.
Portfolio Contractual Repricing:
(in millions, except yields)

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Q4 2026	FY 2027
Maturing Certificate Accounts:
Contractual Balance	$174	$101	$28	$23	$8	$—	$—	$8
Contractual Interest Rate	4.59%	3.98%	3.72%	3.66%	3.47%	—%	—%	4.01%
Maturing or Repricing Loans:
Contractual Balance	$52	$18	$55	$45	$51	$120	$98	$243
Contractual Interest Rate	6.62%	6.14%	4.64%	4.53%	4.18%	3.61%	3.72%	4.66%
Maturing or Repricing Securities:
Contractual Balance	$5	$3	$4	$2	$7	$7	$3	$6
Contractual Interest Rate	5.64%	4.07%	4.31%	3.72%	3.57%	3.44%	3.27%	4.47%
Non-interest income increased by $0.6 million in the first quarter of 2025, to $2.6 million from $2.0 million the prior quarter due to $0.5 million of higher gain on sale of loans and $0.3 million of higher net gains on equity securities. Total non-interest income for the quarter ended March 31, 2025, was $0.7 million lower than first quarter 2024 primarily due to lower gain on sale of loans and net realized gains on debt securities.
Non-interest expense decreased $0.3 million to $10.5 million from $10.8 million for both the previous quarter and the quarter one year earlier. The $0.3 million decrease in non-interest expense compared to the linked quarter was largely due to lower compensation due to lower incentive costs and lower losses on repossessed assets. The $0.3 million decrease from the first quarter of 2024 was largely due to a $0.4 million decrease in other expense due to lower SBA recourse reserve expense.
Provision for income taxes increased to $0.8 million in the first quarter of 2025, from $0.7 million in the fourth quarter of 2024, largely due to higher pre-tax income. The effective tax rate was 19.6% for the quarter ended March 31, 2025, 19.5% for the quarter ended December 31, 2024, and 21.3% for the quarter ended March 31, 2024.
These financial results are preliminary until the Form 10-Q is filed in May 2025.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 21 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include: conditions in the financial markets and economic conditions generally; the impact of inflation on our business and our customers; geopolitical tensions, including current or anticipated impact of military conflicts; higher lending risks associated with our commercial and agricultural banking activities; future pandemics (including new variants of COVID-19); cybersecurity risks; adverse impacts on the regional banking industry and the business environment in which it operates; interest rate risk; lending risk; changes in the fair value or ratings downgrades of our securities; the sufficiency of allowance for credit losses; competitive pressures among depository and other financial institutions; disintermediation risk; our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our ability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; the potential volatility of our stock price; accounting standards for credit losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2025 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminate the impact of certain expenses such as branch closure costs and related severance pay, accelerated depreciation expense and lease termination fees, and the gain on sale of branch deposits and fixed assets. Tangible book value, tangible book value per share, tangible common equity as a percentage of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except share data)

	March 31, 2025 (unaudited)	December 31, 2024 (audited)	September 30, 2024 (unaudited)	March 31, 2024 (unaudited)
Assets
Cash and cash equivalents	$100,199	$50,172	$36,632	$28,638
Securities available for sale “AFS”	139,642	142,851	149,432	151,672
Securities held to maturity “HTM”	84,301	85,504	87,033	89,942
Equity investments	5,462	4,702	5,096	3,281
Other investments	12,496	12,500	12,311	13,022
Loans receivable	1,352,728	1,368,981	1,424,828	1,450,159
Allowance for credit losses	(20,205)	(20,549)	(21,000)	(22,436)
Loans receivable, net	1,332,523	1,348,432	1,403,828	1,427,723
Loans held for sale	3,296	1,329	697	—
Mortgage servicing rights, net	3,583	3,663	3,696	3,774
Office properties and equipment, net	16,649	17,075	17,365	18,026
Accrued interest receivable	5,926	5,653	6,235	6,324
Intangible assets	800	979	1,158	1,515
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	876	915	1,572	1,845
Bank owned life insurance (“BOLI”)	26,296	26,102	25,901	25,836
Other assets	16,416	17,144	16,683	16,219
TOTAL ASSETS	$1,779,963	$1,748,519	$1,799,137	$1,819,315
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,523,654	$1,488,148	$1,520,667	$1,527,489
Federal Home Loan Bank (“FHLB”) advances	—	5,000	21,000	39,500
Other borrowings	61,664	61,606	61,548	67,523
Other liabilities	14,594	14,681	15,773	11,982
Total liabilities	1,599,912	1,569,435	1,618,988	1,646,494
Stockholders’ Equity:
Common stock— $0.01 par value, authorized 30,000,000; 9,989,536, 9,981,996, 10,074,136, and 10,406,880 shares issued and outstanding, respectively	100	100	101	104
Additional paid-in capital	114,477	114,564	115,455	118,916
Retained earnings	80,439	80,840	78,438	71,831
Accumulated other comprehensive loss	(14,965)	(16,420)	(13,845)	(18,030)
Total stockholders’ equity	180,051	179,084	180,149	172,821
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,779,963	$1,748,519	$1,799,137	$1,819,315
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31, 2025 (unaudited)	December 31, 2024 (unaudited)	March 31, 2024 (unaudited)
Interest and dividend income:
Interest and fees on loans	$18,602	$19,534	$20,168
Interest on investments	2,501	2,427	2,511
Total interest and dividend income	21,103	21,961	22,679
Interest expense:
Interest on deposits	8,597	9,273	9,209
Interest on FHLB borrowed funds	11	65	512
Interest on other borrowed funds	901	915	1,053
Total interest expense	9,509	10,253	10,774
Net interest income before provision for credit losses	11,594	11,708	11,905
(Negative) provision for credit losses	(250)	(450)	(800)
Net interest income after provision for credit losses	11,844	12,158	12,705
Non-interest income:
Service charges on deposit accounts	423	450	471
Interchange income	518	550	541
Loan servicing income	559	520	582
Gain on sale of loans	720	218	1,020
Loan fees and service charges	120	292	230
Net realized gains on debt securities	—	—	—
Net gains (losses) on equity securities	10	(287)	167
Other	243	266	253
Total non-interest income	2,593	2,009	3,264
Non-interest expense:
Compensation and related benefits	5,597	5,840	5,483
Occupancy	1,287	1,217	1,367
Data processing	1,719	1,743	1,597
Amortization of intangible assets	179	179	179
Mortgage servicing rights expense, net	140	107	148
Advertising, marketing and public relations	167	218	164
FDIC premium assessment	198	192	205
Professional services	508	514	566
Losses on repossessed assets, net	4	247	—
Other	664	552	1,068
Total non-interest expense	10,463	10,809	10,777
Income before provision for income taxes	3,974	3,358	5,192
Provision for income taxes	777	656	1,104
Net income attributable to common stockholders	$3,197	$2,702	$4,088
Per share information:
Basic earnings	$0.32	$0.27	$0.39
Diluted earnings	$0.32	$0.27	$0.39
Cash dividends paid	$0.36	$—	$0.32
Book value per share at end of period	$18.02	$17.94	$16.61
Tangible book value per share at end of period (non-GAAP)	$14.79	$14.69	$13.43

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

GAAP pretax income	$3,974	$3,358	$5,192
Branch closure costs (1)	—	—	—
Pretax income as adjusted (2)	$3,974	$3,358	$5,192
Provision for income tax on net income as adjusted (3)	777	656	1,104
Net income as adjusted (non-GAAP) (2)	$3,197	$2,702	$4,088
GAAP diluted earnings per share, net of tax	$0.32	$0.27	$0.39
Branch closure costs, net of tax	—	—	—
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.32	$0.27	$0.39

Average diluted shares outstanding	10,000,818	10,033,957	10,443,267

(1) Branch closure costs include severance pay recorded in compensation and benefits and depreciation and right of use lease asset accelerated expense included in other non-interest expense in the consolidated statement of operations.
(2) Pretax income as adjusted and net income as adjusted are non-GAAP measures that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(3) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.

Loan Composition
(in thousands)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$709,975	$709,018	$730,459	$729,236
Agricultural real estate	71,071	73,130	76,043	78,248
Multi-family real estate	237,872	220,805	239,191	234,758
Construction and land development	58,461	78,489	87,875	87,898
C&I/Agricultural operating:
Commercial and industrial	109,620	115,657	119,619	127,386
Agricultural operating	29,310	31,000	27,550	27,409
Residential mortgage:
Residential mortgage	129,070	132,341	134,944	133,503
Purchased HELOC loans	2,560	2,956	2,932	2,915
Consumer installment:
Originated indirect paper	3,434	3,970	4,405	5,110
Other consumer	4,679	5,012	5,438	5,860
Gross loans	$1,356,052	$1,372,378	$1,428,456	$1,432,323
Unearned net deferred fees and costs and loans in process	(2,542)	(2,547)	(2,703)	(2,733)
Unamortized discount on acquired loans	(782)	(850)	(925)	(1,002)
Total loans receivable	$1,352,728	$1,368,981	$1,424,828	$1,428,588

Nonperforming Assets
Loan Balances at Amortized Cost
(in thousands, except ratios)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$4,948	$4,594	$4,778	$5,350
Agricultural real estate	5,934	6,222	6,193	382
Construction and land development	—	103	106	—
Commercial and industrial (“C&I”)	701	597	1,956	422
Agricultural operating	725	793	901	1,017
Residential mortgage	782	858	1,088	1,145
Consumer installment	1	1	20	36
Total nonaccrual loans	$13,091	$13,168	$15,042	$8,352
Accruing loans past due 90 days or more	568	186	530	256
Total nonperforming loans (“NPLs”) at amortized cost	13,659	13,354	15,572	8,608
Foreclosed and repossessed assets, net	876	915	1,572	1,662
Total nonperforming assets (“NPAs”)	$14,535	$14,269	$17,144	$10,270
Loans, end of period	$1,352,728	$1,368,981	$1,424,828	$1,428,588
Total assets, end of period	$1,779,963	$1,748,519	$1,799,137	$1,802,307
Ratios:
NPLs to total loans	1.01%	0.98%	1.09%	0.60%
NPAs to total assets	0.82%	0.82%	0.95%	0.57%

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended March 31, 2025			Three Months Ended December 31, 2024			Three Months Ended March 31, 2024
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$47,835	$524	4.44%	$26,197	$327	4.97%	$13,071	$191	5.88%
Loans receivable	1,363,352	18,602	5.53%	1,396,854	19,534	5.56%	1,456,586	20,168	5.57%
Investment securities	228,514	1,808	3.21%	235,268	1,940	3.28%	243,991	2,060	3.40%
Other investments	12,498	169	5.48%	12,318	160	5.17%	13,350	260	7.83%
Total interest earning assets	$1,652,199	$21,103	5.18%	$1,670,637	$21,961	5.23%	$1,726,998	$22,679	5.28%
Average interest-bearing liabilities:
Savings accounts	$167,001	$407	0.99%	$162,501	$383	0.94%	$176,838	$421	0.96%
Demand deposits	382,355	2,033	2.16%	346,411	1,891	2.17%	353,995	2,017	2.29%
Money market accounts	365,528	2,535	2.81%	351,566	2,720	3.08%	377,475	2,920	3.11%
CD’s	343,751	3,622	4.27%	374,087	4,279	4.55%	360,177	3,851	4.30%
Total deposits	$1,258,635	$8,597	2.77%	$1,234,565	$9,273	2.99%	$1,268,485	$9,209	2.92%
FHLB advances and other borrowings	64,635	912	5.72%	72,431	980	5.38%	124,701	1,565	5.05%
Total interest-bearing liabilities	$1,323,270	$9,509	2.91%	$1,306,996	$10,253	3.12%	$1,393,186	$10,774	3.11%
Net interest income		$11,594			$11,708			$11,905
Interest rate spread			2.27%			2.11%			2.17%
Net interest margin			2.85%			2.79%			2.77%
Average interest earning assets to average interest-bearing liabilities			1.25			1.28			1.24

Wholesale Deposits
(in thousands)

	Quarter Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Brokered certificate accounts	$5,489	$14,123	$48,578	$54,123	$43,507
Brokered money market accounts	5,053	5,002	18,076	42,673	40,429
Third party originated reciprocal deposits	16,451	14,125	26,266	17,237	13,178
Total	$26,993	$33,250	$92,920	$114,033	$97,114

Key Financial Metric Ratios:

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Ratios based on net income:
Return on average assets (annualized)	0.74%	0.61%	0.90%
Return on average equity (annualized)	7.26%	6.00%	9.57%
Return on average tangible common equity[4] (annualized)	9.28%	7.72%	12.26%
Efficiency ratio	73%	76%	71%
Net interest margin with loan purchase accretion	2.85%	2.79%	2.77%
Net interest margin without loan purchase accretion	2.83%	2.77%	2.74%
Ratios based on net income as adjusted (non-GAAP)
Return on average assets as adjusted[2] (annualized)	0.74%	0.61%	0.90%
Return on average equity as adjusted[3] (annualized)	7.26%	6.00%	9.57%

Reconciliation of Return on Average Assets
(in thousands, except ratios)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

GAAP earnings after income taxes	$3,197	$2,702	$4,088
Net income as adjusted after income taxes (non-GAAP) (1)	$3,197	$2,702	$4,088
Average assets	$1,763,191	$1,771,351	$1,834,152
Return on average assets (annualized)	0.74%	0.61%	0.90%
Return on average assets as adjusted (non-GAAP) (annualized)	0.74%	0.61%	0.90%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity
(in thousands, except ratios)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
GAAP earnings after income taxes	$3,197	$2,702	$4,088
Net income as adjusted after income taxes (non-GAAP) (1)	$3,197	$2,702	$4,088
Average equity	$178,470	$179,242	$171,794
Return on average equity (annualized)	7.26%	6.00%	9.57%
Return on average equity as adjusted (non-GAAP) (annualized)	7.26%	6.00%	9.57%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Total stockholders’ equity	$180,051	$179,084	$172,821
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(800)	(979)	(1,515)
Tangible common equity (non-GAAP)	$147,753	$146,607	$139,808
Average tangible common equity (non-GAAP)	$146,083	$146,676	$138,692
GAAP earnings after income taxes	3,197	2,702	4,088
Amortization of intangible assets, net of tax	144	144	141
Tangible net income	$3,341	$2,846	$4,229
Return on average tangible common equity (annualized)	9.28%	7.72%	12.26%

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Non-interest expense (GAAP)	$10,463	$10,809	$10,777
Less amortization of intangibles	(179)	(179)	(179)
Efficiency ratio numerator (GAAP)	$10,284	$10,630	$10,598

Non-interest income	$2,593	$2,009	$3,264
Add back net losses on debt and equity securities	—	(287)	—
Subtract net gains on debt and equity securities	10	—	167
Net interest income	11,594	11,708	11,905
Efficiency ratio denominator (GAAP)	$14,177	$14,004	$15,002
Efficiency ratio (GAAP)	73%	76%	71%

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total stockholders’ equity	$180,051	$179,084	$180,149	$176,045	$172,821
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(800)	(979)	(1,158)	(1,336)	(1,515)
Tangible common equity (non-GAAP)	$147,753	$146,607	$147,493	$143,211	$139,808
Ending common shares outstanding	9,989,536	9,981,996	10,074,136	10,297,341	10,406,880
Book value per share	$18.02	$17.94	$17.88	$17.10	$16.61
Tangible book value per share (non-GAAP)	$14.79	$14.69	$14.64	$13.91	$13.43

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total stockholders’ equity	$180,051	$179,084	$180,149	$176,045	$172,821
Less: Goodwill	(31,498)	$(31,498)	$(31,498)	$(31,498)	(31,498)
Less: Intangible assets	(800)	$(979)	$(1,158)	$(1,336)	(1,515)
Tangible common equity (non-GAAP)	$147,753	$146,607	$147,493	$143,211	$139,808
Total Assets	$1,779,963	$1,748,519	$1,799,137	$1,802,307	$1,819,315
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(800)	(979)	(1,158)	(1,336)	(1,515)
Tangible Assets (non-GAAP)	$1,747,665	$1,716,042	$1,766,481	$1,769,473	$1,786,302
Total stockholders’ equity to total assets ratio	10.12%	10.24%	10.01%	9.77%	9.50%
Tangible common equity as a percent of tangible assets (non-GAAP)	8.45%	8.54%	8.35%	8.09%	7.83%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhances investors’ ability to understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity)”.